SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the registrant                       / X /

Filed by a party other than the registrant     /   /

Check the appropriate box:

/   /      Preliminary proxy statement

/ X /      Definitive proxy statement

/   /      Definitive additional materials

/   /      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

THE NEW YORK TAX-EXEMPT INCOME FUND, INC.
- ------------------------------------------------------------
(Name of Registrant as Specified in Its Charter)

THE NEW YORK TAX-EXEMPT INCOME FUND, INC.
- ------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/ X /      $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or
           14a-6(j)(2).

/   /      $500 per each party to the controversy pursuant to Exchange
           Act Rule 14a-6(i)(3).

/   /      Fee Computed on table below per Exchange Act Rules 14a
           -6(i)(4) and 0-11.

(1)      Title of each class of securities to which transaction applies:

(2)      Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 1

(4)      Proposed maximum aggregate value of transaction:

/   /      Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:

(2)      Form, schedule or registration statement no.:

(3)      Filing Party:

(4)      Date Filed:

- --------------------
1 - Set forth the amount on which the filing fee is calculated and state how it was determined.

THE NEW YORK TAX-EXEMPT INCOME FUND, INC.

3410 South Galena Street, Denver, Colorado 80231

Notice Of Annual Meeting Of Shareholders
To Be Held May 3, 1995

To The Shareholders of
The New York Tax-Exempt Income Fund, Inc.:

         Notice is hereby given that the Annual Meeting of the Shareholders of The New York Tax-Exempt Income Fund, Inc. (the "Fund") will be held at 3410 South Galena Street, Denver, Colorado 80231, at 10:00 A.M.,
Denver time, on Wednesday, May 3, 1995, or any adjournments thereof
(the "Meeting"), for the following purposes:

         (1) To elect three Directors in Class II to hold office until the term of such class shall expire in 1998 or until their successors are elected and shall qualify;

         (2) To ratify the selection of Deloitte & Touche LLP as the independent certified public accountants and auditors of the Fund for the fiscal year commencing November 1, 1994 (Proposal No. 1); and

         (3) To transact such other business as may properly come before the Meeting.

         Shareholders of record at the close of business on March 10, 1995 are entitled to vote at the Meeting. The election of Directors and the Proposal are more fully discussed in the Proxy Statement. Please read it carefully before telling us, through your proxy or in person, how you wish your shares to be voted. The Board of Directors of the Fund recommends a vote to elect each of its nominees as Director and in favor of the Proposal. WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY.

                            By Order of the Board of Directors,


                            George C. Bowen, Secretary
March 31, 1995


Shareholders who do not expect to attend the Meeting are requested to indicate voting instructions on the enclosed proxy and to date, sign and return it in the accompanying postage-paid envelope. To avoid unnecessary expense and duplicate mailings, we ask your cooperation in promptly mailing your proxy no matter how large or small your holdings may be.

THE NEW YORK TAX-EXEMPT INCOME FUND, INC.

3410 South Galena Street, Denver, Colorado 80231

PROXY STATEMENT

Annual Meeting Of Shareholders
To Be Held May 3, 1995


This Proxy Statement is furnished to the shareholders of The New York Tax-Exempt Income Fund, Inc. (the "Fund") in connection with the solicitation by the Fund's Board of Directors of proxies to be used at the Annual Meeting of Shareholders to be held at 3410 South Galena Street, Denver, Colorado 80231, at 10:00 A.M., Denver time, on May 3, 1995, or any adjournments thereof (the "Meeting"). It is expected that the mailing of this Proxy Statement will be made on or about March 31, 1995. For a free copy of the annual report covering the operations of the Fund for the fiscal year ending October 31, 1994, call Shareholder Financial Services, Inc., the Fund's transfer agent, at 1-800-647-7374.

The enclosed proxy, if properly executed and returned, will be voted (or counted as an abstention or withheld from voting) in accordance with the choices specified thereon, and will be included in determining whether there is a quorum to conduct the Meeting. The proxy will be voted in favor of the nominees for Director named in this Proxy Statement unless a choice is indicated to withhold authority to vote for all listed nominees or any individual nominee. The proxy will be voted in favor of the Proposal to ratify the selection of independent auditors unless a choice is indicated to vote against or to abstain from voting on the Proposal. Shares owned of record by broker-dealers for the benefit of their customers ("street account shares") will be voted by the broker-dealer based on instructions received from its customers. If no instructions are received, the broker-dealer may (if permitted under applicable stock exchange rules), as record holder, vote such shares in the same proportion as that broker-dealer votes street account shares for which voting instructions were timely received. If a shareholder executes and returns a proxy but fails to indicate how the votes should be cast, the proxy will be voted in favor of the election of each of the nominees named herein for Director and in favor of the Proposal.

The proxy may be revoked at any time prior to the voting by: (1)
writing to the Secretary of the Fund at 3410 South Galena Street,
Denver, Colorado 80231; (2) attending the Meeting and voting in person; or (3) signing and returning a new proxy (if returned and received in time to be voted).

The cost of the preparation and distribution of these proxy materials is an expense of the Fund. In addition to the solicitation of proxies by mail, proxies may be solicited by officers or employees of the Fund's investment adviser, Oppenheimer Management Corporation (the "Adviser"), personally or by telephone or telegraph; any expenses so incurred will also be borne by the Fund. Brokers, banks and other fiduciaries may be required to forward soliciting material to their principals and to obtain authorization for the execution of proxies. For those services they will be reimbursed by the Fund for their out-of-pocket expenses.

Shares Outstanding and Entitled to Vote. As of March 10, 1995, the record date, there were 2,419,022 shares of the Fund issued and outstanding. All shares of the Fund have equal voting rights as to the election of Directors and as to the Proposal described herein, and the holders of shares are entitled to one vote for each share (and a fractional vote for a fractional share) held of record at the close of business on the record date. As of the record date, no person owned of record or was known by the management of the Fund to be the beneficial owner of 5% or more of the outstanding shares of the Fund.

ELECTION OF DIRECTORS

The Articles of Incorporation of the Fund provide that the Board of Directors shall consist of three classes of Directors with overlapping three year terms. One class of Directors is to be elected each year with terms extending to the third succeeding annual meeting after such election, or until their successors shall be duly elected and shall have qualified. At the Meeting, three Class II Directors are to be elected for a three year term, as described below, or until the respective successors of each shall be duly elected and shall have qualified. The persons named as attorneys-in-fact in the enclosed proxy have advised the Fund that unless the proxy instructs them to withhold authority to vote for all listed nominees or any individual nominee, all validly executed proxies will be voted by them for the election of the nominees named below as Directors of the Fund. The proxies being solicited cannot be voted for more than three nominees.

Each of the Class II nominees, C. Howard Kast, Robert M. Kirchner and Ned M. Steel, are presently Directors of the Fund. All present Directors of the Fund have been previously elected by the Fund's shareholders, except for Mr. Robert G. Avis, who was appointed a Director in 1993 by the Fund's Board of Directors to fill a vacancy. Each nominee has agreed to be nominated and to serve as a Director. Class II Directors to be elected at the Meeting shall serve as such for a three year term and constitute the second class of the Board. The first and third classes of the Board and the expiration dates of their terms of office are shown below.

Each of the nominees and other Directors is also a trustee, director or managing general partner of Oppenheimer Total Return Fund, Inc., Oppenheimer Equity Income Fund, Oppenheimer Cash Reserves, Centennial America Fund, L.P., Oppenheimer Variable Account Funds, Oppenheimer Champion High Yield Fund, Oppenheimer High Yield Fund, Oppenheimer Main Street Funds, Inc., Oppenheimer Strategic Funds Trust, Oppenheimer Strategic Short-Term Income Fund, Oppenheimer Strategic Income & Growth Fund, Oppenheimer Strategic Investment Grade Bond Fund, Oppenheimer Integrity Funds, Oppenheimer Limited-Term Government Fund, Oppenheimer Tax-Exempt Bond Fund, Centennial Money Market Trust, Centennial Government Trust, Centennial New York Tax-Exempt Trust, Centennial California Tax-Exempt Trust, Daily Cash Accumulation Fund, Inc. and Centennial Tax-Exempt Trust (together with the Fund, the "Denver OppenheimerFunds"). Mr. Fossel and Mr. Swain are President and Chairman, respectively, of all the Denver OppenheimerFunds.

The nominees and other Directors indicated below by an asterisk are "interested persons" (as that term is defined in the Investment Company Act of 1940, as amended, hereinafter referred to as the "Investment Company Act") of the Fund due to the positions indicated with the Adviser or its affiliates or a securities dealer or other positions described. The year given below indicates when the nominees and the other Directors first became a trustee or director of any of the Denver OppenheimerFunds without a break in service. If a nominee should be unable to accept election, the Board of Directors may, in its discretion, select another person to fill the vacant position. As of March 10, 1995, none of the Directors and officers of the Fund beneficially owned shares of the Fund.


Name and        Business Experience                    Term
Information     During the Past Five Years             Current Expires
Class I
William A. Baker
first became a Trustee
or Director in 1966.
Age:  80             Management Consultant.            1997

Charles Conrad, Jr.
first became a Trustee
or Director in 1970.
Age:  64             Vice President of McDonnell
                     Douglas, Ltd.; formerly associated
                     with the National Aeronautics and
                     Space Administration.                      1997

Raymond J. Kalinowski
first became a Trustee
or Director in 1988.
Age:  65             Director of Wave Technologies International,
                     Inc.; Formerly Vice Chairman and a
                     director of A.G. Edwards, Inc., parent holding
                     company of A.G. Edwards & Sons,
                     Inc. (a broker-dealer), of which he was
                     Senior Vice President.                               1997
Class II
C. Howard Kast
first became a Trustee
or Director in 1988.
Age:  73             Formerly Managing Partner of Deloitte,
                     Haskins & Sells (an accounting firm).                1995

Robert M. Kirchner
first became a Trustee
or Director in 1963.
Age:  73             President of The Kirchner Company
                     (management consultants).                  1995
Ned M. Steel
first became a Trustee
or Director in 1963.
Age:  79             Chartered property and casualty underwriter;
                     Director of Visiting Nurse Corporation of
                     Colorado; formerly Senior Vice President
                     and a director of Van Gilder Insurance Corp.
                     (insurance brokers).                       1995

Class III
Robert G. Avis *
first became a Trustee
or Director in 1993
Age:  63
                     Vice Chairman of A.G. Edwards & Sons, Inc.
                     (a broker-dealer) and A.G. Edwards, Inc.
                     (its parent holding company); Chairman of
                     A.G.E. Asset Management and A.G. Edwards
                     Trust Company (its affiliated investment
                     adviser and trust company,
                     respectively).                                       1996
Jon S. Fossel*
first became a Trustee
or Director in 1990.
Age:  53
                     Chairman, Chief Executive Officer
                     and a director of the Adviser; President
                     and a director of Oppenheimer Acquisition Corporation
                     ("OAC"), parent of the Adviser; President and a
                     director of HarbourView Asset Management
                     Corporation ("HarbourView"), an investment
                     adviser subsidiary of
                     the Adviser; a director of Shareholder
                     Services, Inc. ("SSI") and Shareholder
                     Financial Services, Inc. ("SFSI"), transfer
                     agent subsidiaries of the Adviser; formerly
                     President of the Adviser.                            1996
James C. Swain*
first became a
Trustee or Director
in 1969.
Age:  61             Vice Chairman and a director of the
                     Adviser, President and a director of
                     Centennial Asset Management Corporation
                     ("Centennial"), an investment adviser
                     subsidiary of the Adviser; formerly President
                     and a director of Oppenheimer Asset Management
                     Corporation ("OAMC"), an investment adviser
                     that was a subsidiary of the Adviser, and
                     Chairman of the Board of SSI.                        1996

Vote Required. The affirmative vote of a majority of the voting power of the shares present and entitled to vote is required for the election of a nominee as Director. The Board of Directors recommends a vote for the election of each nominee.

Functions of the Board of Directors. The primary responsibility for the management of the Fund rests with the Board of Directors. The Directors meet regularly to review the activities of the Fund and the Adviser, which is responsible for the Fund's day-to-day operations.
Six regular meetings of the Board were held in the fiscal year ended October 31, 1994 and all of the Directors except Mr. Fossel were present for at least 75% of those meetings. The Directors of the Fund have appointed an Audit and Review Committee (the "Audit Committee"), comprised of Messrs. Baker (Chairman), Conrad and Kirchner, none of whom is an "interested person" (as that term is defined in the Investment Company Act) of the Adviser or the Fund. The functions of the Audit Committee include (i) making recommendations to the Board concerning the selection of independent auditors for the Fund (subject to shareholder ratification); (ii) reviewing the methods, scope and results of audits and the fees charged; (iii) reviewing the adequacy of the Fund's internal accounting procedures and controls; and (iv) establishing a separate line of communication between the Fund's independent auditors and its independent Directors. The Audit Committee met six times during the fiscal year ended October 31, 1994 and all members attended at least 75% of the meetings held during this period. The Board of Directors does not have a standing nominating or compensation committee.

Remuneration of Directors and Officers. The officers of the Fund are affiliated with the Advisor; they and the Directors of the Fund who are affiliated with the Advisor (Messrs. Fossel and Swain, who are both officers and Directors) receive no salary or fee from the Fund. The Directors of the Fund (excluding Messrs. Fossel and Swain) received the total amounts shown below (i) from the Fund, during its fiscal year ended October 31, 1994, and (ii) from all 22 of the Denver-based OppenheimerFunds (including the Fund) listed in the third paragraph of this section, for services in the positions shown:

                                                       Total Compensation
                            Aggregate                  From All
                            Compensation               Denver-based
Name and Position                             from Fund                   OppenheimerFunds1

Robert G. Avis                       $645                       $53,000.00
 Director
William A. Baker                              $891                        $73,257.01
 Audit and Review Committee
 Chairman and Director
Charles Conrad, Jr.                           $831                        $68,293.67
 Audit and Review Committee
 Member and Director
Raymond J. Kalinowski                         $645                        $53,000.00
 Director
C. Howard Kast                       $645                       $53,000.00
 Director
Robert M. Kirchner                            $831                        $68,293.67
 Audit and Review Committee
 Member and Director
Ned M. Steel                                  $645                        $53,000.00
 Director

______________________
1        For the 1994 calendar year.

Officers of the Fund. Each officer of the Fund is elected by the Directors to serve an annual term. Information is given below about the Fund's executive officers who are not Directors of the Fund, including their business experience during the past five years. Messrs. Bishop, Donohue, Bowen, Farrar and Zack serve in a similar capacity with the other Denver OppenheimerFunds.

Robert E. Patterson, Vice President and Portfolio Manager; Age 51. Senior Vice President of the Adviser; an officer of other
OppenheimerFunds.

Andrew J. Donohue, Vice President; Age 44.
Executive Vice President and General Counsel of the Adviser and Oppenheimer Funds Distributor, Inc. (the "Distributor"); an officer of other OppenheimerFunds; formerly, Senior Vice President and Associate General Counsel of the Adviser and the Distributor, Partner in Kraft & McManimon (a law firm), an officer of First Investors Corporation (a broker-dealer) and First Investors Management Company, Inc. (broker-dealer and investment adviser), director and an officer of First Investors Family of Funds and First Investors Life Insurance Company.

George C. Bowen, Vice President, Secretary and Treasurer; Age 58. Senior Vice President and Treasurer of the Adviser; Vice President and Treasurer of the Distributor and HarbourView; Senior Vice President, Treasurer, Assistant Secretary and a director of Centennial; Vice President, Treasurer and Secretary of SSI and SFSI; an officer of other OppenheimerFunds; formerly Senior Vice President/Comptroller and Secretary of OAMC.

Robert G. Zack, Assistant Secretary; Age 46.
Senior Vice President and Associate General Counsel of the Adviser; Assistant Secretary of SSI and SFSI; an officer of other
OppenheimerFunds.

Robert Bishop, Assistant Treasurer; Age 36.
Assistant Vice President of the Adviser/Mutual Fund Accounting; an officer of other OppenheimerFunds; previously a Fund Controller for the Adviser, prior to which he was an Accountant for Resolution Trust Corporation and previously an Accountant and Commissions Supervisor for Stuart James Company Inc., a broker-dealer.

Scott Farrar, Assistant Treasurer; Age 29.
Assistant Vice President of the Adviser/Mutual Fund Accounting; an officer of other OppenheimerFunds; previously a Fund Controller for the Adviser, prior to which he was an International Mutual Fund Supervisor for Brown Brothers Harriman & Co., a bank, and previously a Senior Fund Accountant for State Street Bank & Trust Company.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
(Proposal No. 1)

The Investment Company Act requires that independent certified public accountants and auditors ("auditors") be selected annually by the Board of Directors and that such selection be ratified by the shareholders at the next-convened annual meeting of the Fund, if one is held. The Board of Directors of the Fund, including a majority of the Directors who are not "interested persons" (as defined in the Investment Company
Act) of the Fund or the Adviser, at a meeting held October 25, 1994, selected Deloitte & Touche LLP ("Deloitte") as auditors of the Fund for the fiscal year beginning November 1, 1994. Deloitte also serves as auditors for the Adviser and certain other funds for which the Adviser acts as investment adviser. At the Meeting, a resolution will be presented for the shareholders' vote to ratify the selection of Deloitte as auditors. Representatives of Deloitte are not expected to be present at the Meeting but they will have the opportunity to make a statement if they desire to do so and they will be available should any matter arise requiring their presence. The Board of Directors recommends approval of the selection of Deloitte as auditors of the Fund.

ADDITIONAL INFORMATION

The Advisor and 0the Distributor. Subject to the authority of the Board of Directors, the Advisor is responsible for the day-to-day management of the Fund's business, pursuant to its investment advisory agreement with the Fund. The Advisor (including a subsidiary) currently manages investment companies, including other OppenheimerFunds, with assets of more than $29 billion as of December 31, 1994, and with more than 2.4 million shareholder accounts. The Advisor is a wholly-owned subsidiary of Oppenheimer Acquisition Corp. ("OAC"), a holding company controlled by Massachusetts Mutual Life Insurance Company ("MassMutual"). MassMutual is located at 1295 State Street, Springfield, Massachusetts 01111. OAC acquired the Advisor on October 22, 1990. As indicated below, the common stock of OAC is owned by (i) certain officers and/or directors of the Advisor, (ii) MassMutual and (iii) another investor. No institution or person holds 5% or more of OAC's outstanding common stock except MassMutual. MassMutual has engaged in the life insurance business since 1851. It is the nation's twelfth largest life insurance company by assets and has an A.M. Best Co. rating of "A++".

The common stock of OAC is divided into three classes. At December 31, 1994, MassMutual held (i) all of the 2,160,000 shares of Class A voting stock, (ii) 422,023 shares of Class B voting stock, and (iii) 937,403 shares of Class C non-voting stock. This collectively represented 80.2% of the outstanding common stock and 86.5% of the voting power of OAC as of that date. Certain officers and/or directors of the Advisor held
(i) 706,286 shares of the Class B voting stock, representing 16.1% of the outstanding common stock and 10.9% of the voting power, and (ii) options acquired without cash payment which, when they become exercisable, allow the holders to purchase up to 744,282 shares of Class C non-voting stock. That group includes persons who serve as officers of the Fund, two of whom (Messrs. Jon S. Fossel and James C. Swain) serve as Trustees of the Fund. Holders of OAC Class B and Class C common stock may put (sell) their shares and vested options to OAC or MassMutual at a formula price (based on earnings of the Advisor). MassMutual may exercise call (purchase) options on all outstanding shares of both such classes of common stock and vested options at the same formula price, according to a schedule that will commence on September 30, 1995. Since November 1, 1993, the only transaction by persons who serve as Trustees of the Fund in excess of 1% of the outstanding shares of common stock or options of OAC was by Mr. Fossel, who sold 12,662 shares of Class B OAC common stock to MassMutual for $791,248, for cash payments by OAC or MassMutual to be made as follows: one-third of the amount due (i) within 30 days of the transaction, (ii) by the first anniversary following the transaction (with interest), and
(iii) by the second anniversary following the transaction (with interest). The address of the Advisor and OAC is Two World Trade Center, New York, New York 10048-0203.

The Transfer, Shareholder Servicing and Dividend Paying Agent. SFSI, a subsidiary of the Adviser, acts as primary transfer agent, shareholder servicing agent and dividend paying agent for the Fund. Fees paid to SFSI are based on the number of shareholder accounts and the number of shareholder transactions, plus out-of-pocket costs and expenses. The Fund incurred approximately $23,212 in expenses for the fiscal year ended October 31, 1994 for services provided by SFSI. United Missouri Trust Company of New York acts as co-transfer agent and co-registrar with SFSI and provide such additional services as SFSI may request.

RECEIPT OF SHAREHOLDER PROPOSALS

Any shareholder who wishes to present a proposal for action at the next annual meeting of shareholders and who wishes to have it set forth in a proxy statement and identified in the form of proxy prepared by the Fund must notify the Fund in such a manner so that such notice is received by the Fund by December 1, 1995 and in such form as is required under, and otherwise meets the requirements of, the rules and regulations promulgated by the Securities and Exchange Commission.

OTHER BUSINESS

Management of the Fund knows of no business other than the matters specified above that will be presented at the Meeting. Since matters not known at the time of the solicitation may come before the Meeting, the proxy as solicited confers discretionary authority with respect to such matters as may properly come before the Meeting, including any adjournment or adjournments thereof, and it is the intention of the persons named as attorneys-in-fact in the proxy to vote the proxy in accordance with their judgment on such matters.

                          By Order of the Board of Directors,

                          George C. Bowen, Secretary
March 31, 1995

THE NEW YORK TAX-EXEMPT INCOME FUND, INC.
PROXY FOR ANNUAL SHAREHOLDERS MEETING TO BE HELD MAY 3, 1995

Your shareholder vote is important!

Your prompt response can save your Fund the expense of another mailing.

Please mark your proxy on the reverse side, date and sign it, and return it promptly in the accompanying envelope, which requires no postage if mailed in the United States.

Please detach at perforation before mailing.
- -----------------------------------------------------------------------
- -----------------------------------------------------------------
The New York Tax-Exempt Income Fund, Inc.
Proxy for Annual Shareholders Meeting to be held May 3, 1995.

The undersigned shareholder of The New York Tax-Exempt Income Fund, Inc. (the "Fund") does hereby appoint James C. Swain, George C. Bowen, Rendle Myer, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Fund to be held May 3, 1995, at 3410 South Galena Street, Denver, Colorado, 80231 at 10:00 A.M., Denver time, and at all adjournments thereof, and to vote the shares held in the name of the undersigned on the record date for said meeting for the election of Directors and on the Proposal specified on the reverse side. Said attorneys-in-fact shall vote in accordance with their best judgment as to any other matter.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR THE PROPOSAL ON THE REVERSE SIDE. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED ON THE REVERSE SIDE OR FOR IF NO CHOICE IS INDICATED.

The New York Tax-Exempt Income Fund, Inc./Proxy for Annual Shareholders Meeting to be held May 3, 1995

Your shareholder vote is important!

Your prompt response can save your Fund money.
Please vote, sign and mail your proxy ballot (this card) in the enclosed postage-paid envelope today, no matter how many shares you own. A majority of the Fund's shares must be represented in person or by proxy. Please vote your proxy so your Fund can avoid the expense of another mailing.

Please detach at perforation before mailing.
- -----------------------------------------------------------------------
- -----------------------------------------------------------------

1.   Election of Directors

     A) C. Kast
     B) R. Kirchner
     C) N. Steel

     ____      FOR all nominees listed           ____    WITHHOLD AUTHORITY
     except as marked to the contrary at       to vote for all nominees
     left.  Instruction: To withhold           listed at left.
     authority to vote for any individual
     nominee, line out that nominee's name
     at left.


2. Ratification of selection of Deloitte & Touche LLP as independent auditors (Proposal No. 1)

     FOR____            AGAINST____                 ABSTAIN____


                        Dated:             ___________________________, 1995
                                           (Month)            (Day)

                                 ___________________________________
                                           Signature(s)

                                 ___________________________________
                                           Signature(s)

                                 Please read both sides of this ballot.

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR HEREON. When signing as custodian, attorney, executor, administrator, trustee, etc., please give your full title as such. All joint owners should sign this proxy. If the account is registered in the name of a corporation, partnership or other entity, a duly authorized individual must sign on behalf of such entity and give his or her title.

                                                    (Logo) OppenheimerFunds

Jon S.Fossel                            Oppenheimer Management Corporation
Chairman and                            Two World Trade Center
Chief Executive Officer                 New York, NY 10048-0203
                                        800 647-7374

                                                    April 1995

Your vote counts...

Dear Shareholder of The New York Tax-Exempt Income Fund, Inc.:

     We have scheduled a shareholder meeting for May 3, 1995 to consider and vote on some important items concerning your Fund. A notice of the meeting and a proxy statement detailing these matters are enclosed.
Your Board of Trustees, which represents you in matters regarding your Fund, recommends approval of the items now being submitted to shareholders for a vote.

How do you vote?

     No matter how large or small your investment, your vote is important, so please review the proxy statement carefully. To cast your vote, simply mark, sign and date the enclosed proxy ballot and return it in the postage-paid envelope today.

What are the items?

     * Election of Trustees. There are 3 nominees for Directors up for election. A brief statement of the Directors' names and backgrounds is included for your information.

     * Ratification of Auditors. Your approval is required on the appointment of the independent auditing firm that reviews the financial statements of your Fund.

     If you have questions regarding these items, please contact your financial advisor or call us at 1-800-687-7374.

                                           Sincerely,


                                           Jon S. Fossel



P.S. Casting your vote is quick and easy, so please take a moment to complete the proxy ballot.